Exhibit 23.1

                                [PWC Letterhead]


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Annual Report of Corriente Resources Inc. (the "Company") of our auditors' report dated March 30, 2007 on the consoldiated balance sheets of the Company as at December 31, 2006 and 2005 and the consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 2006, 2005, and 2004, which appears in an exhibit to this Annual Report on Form 40-F.





/s/ PRICEWATERHOUSECOOPERS LLP

Independent Registered Chartered Accountants
Vancouver, British Columbia
Canada
March 30, 2007